Exhibit 3.3

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ESH HOSPITALITY, INC.

ESH Hospitality, Inc., a Delaware corporation does hereby certify as follows:

(a)	The name of the corporation is ESH Hospitality, Inc. (the “Corporation”).

(b)	The Corporation was initially organized as a Delaware limited liability company on September 16, 2010 under the name ESH Hospitality LLC.

(c)	The Corporation converted from a Delaware limited liability company to a Delaware corporation by filing a Certificate of Conversion and Certificate of Incorporation (the “Original Certificate of Incorporation”) with the Office of the Secretary of State of the State of Delaware on .

(d)	The Board of Directors has determined that each share of General Common Stock (as defined in the Original Certificate of Incorporation) outstanding immediately prior to the effectiveness of the Amended and Restated Certificate of Incorporation first inserting this sentence shall be reclassified into fully paid and non-assessable share(s) of Class A Common Stock and fully paid and non-assessable share(s) of Class B Common Stock.

(e)	This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which amends and restates the provisions of the Original Certificate of Incorporation, has been duly adopted in accordance with Sections 242, 245 and 228 of the Delaware General Corporation Law (the “DGCL”) and reads in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is ESH Hospitality, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is c/o National Registered Agents, Inc., 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

STOCK

Section 4.1

(a) Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is             , of which (i)              shall be designated as Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), (ii)              shall be designated as Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), (iii) 125 shall be designated as a class of Preferred Shares, without par value per share (the “Series A Preferred Stock”), (iv)              shall be designated as Preferred Stock, par value $0.01 per share (the “Penny Par Preferred”, and together with the Series A Preferred Stock, the “Preferred Stock”), (v)              shall be designated as a class of Excess Common Stock, par value $0.01 per share, into which the Class B Common Stock is convertible under Section 5.3 (the “Excess Common Stock”, and together with any other class or series of stock of the Corporation designated as “Excess”, including Excess Series A Preferred Stock, the “Excess Stock”) (and the Excess Stock together with the Common Stock and Preferred Stock, the “Shares”). Upon the effectiveness of the Amended and Restated Certificate of Incorporation first inserting this sentence, each share of General Common Stock (as defined in the Original Certificate of Incorporation) outstanding immediately prior to such effectiveness shall be reclassified into the number of shares (or fractional shares or number of whole and fractional shares) of Class A Common Stock and Class B Common Stock as determined, prior to such effectiveness, by written resolution of the Board. Each stock certificate that represented General Common Stock immediately prior to the effectiveness of this Certificate of Incorporation shall, from and after the effectiveness of this Certificate of Incorporation, automatically represent the number of share(s) of Class A Common Stock and Class B Common Stock into which the share(s) represented by such stock certificate have been reclassified.

(b) The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Excess Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of any holders of the Class A Common Stock, Class B Common Stock or Excess Common Stock, or of any series thereof, unless a separate vote of any such holders is expressly required pursuant to the terms of any such class or series of stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.2 Common Stock.

(a) Voting. On each matter on which stockholders generally are entitled to vote, voting as a single class, each holder of Class B Common Stock, as such, shall be entitled to one vote for each share of Class B Common Stock held of record by such holder and each holder of Class A Common Stock, as such, shall be entitled to the greater of (a) one (1) vote for each share of Class A Common Stock held of record by such holder or (b) the quotient of (A-B)÷C, wherein A equals the number of votes to which holders of all outstanding Equity Stock are then entitled to cast on such matter (other than holders of Class A Common Stock) divided by 45%, B equals the number of votes to which holders of all outstanding Equity Stock are then entitled to cast on such matter (other than holders of Class A Common Stock) and C equals the number of shares of Class A Common Stock then outstanding; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).

(b) Dividends.

(1) Subject to the rights, if any, of the holders of any outstanding class or series of capital stock, the holders of shares of Common Stock shall be entitled to receive dividends ratably in proportion to the number of shares held by them out of any funds, stock or other property of the Corporation legally available as and if declared by the board of directors of the Corporation (the “Board”);

(2) Notwithstanding Section 4.2(b)(1), if:

(i) (a) the Corporation is restricted, under the terms of any bona fide loan or credit agreement or indenture relating to a borrowing by the Corporation or any of its subsidiaries, from paying a cash dividend and (b) the Board determines it is necessary or desirable to continue to satisfy the distribution requirements of Section 857 of the Code, or

(ii) the Board determines it is necessary or desirable to facilitate the award of equity grants of ESA Common Stock to employees of either the Corporation or ESA, or

(iii) the Board determines it is necessary or desirable to prevent the Corporation and ESA from being treated as “stapled entities” (as defined in Section 269B(c)(2) of the Code),

then to the extent necessary to satisfy clauses (i), (ii) or (iii) of this Section 4.2(b)(2), the Corporation may declare and pay taxable dividends, in cash, in kind or in Equity Stock, in respect of the Class A Common Stock that differ, in kind and/or amount, from dividends paid in respect of the Class B Common Stock, including, but not limited to, (x) the payment of no dividends in respect of the Class B Common Stock (y) distributing taxable stock dividends paid in respect of the Class A Common Stock in the form of Class A Common Stock, Class B Common Stock and/or Preferred Stock and (z) distributing taxable stock dividends paid in respect of the Class B Common Stock in the form of Class B Common Stock.

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding class or series of capital stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

(d) Conversion. At the option of the holder, each share of Class A Common Stock is convertible into one share of Class B Common Stock to facilitate (i) a distribution of a Paired Share by ESA in connection with any grant, award, issuance or settlement of an equity award of such converted share by ESA with respect to employees of the Corporation or ESA, (ii) a dividend by ESA of a Paired Share in respect of the ESA Equity Stock or (iii) a sale of Paired Shares by ESA to a third party including in connection with the use of Paired Shares to acquire assets, property or services, in each case, of any type.

Section 4.3 Preferred Stock.

(a) Subject to the limitations prescribed by law and the provisions of this Section 4.3, in addition to the Series A Preferred Stock provided for below, the Board is hereby authorized, from time to time, by resolution to issue shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof; provided that, for so long as the Series A Preferred Stock is outstanding, the Board shall not authorize or issue any Preferred Stock with any rights that are senior to or on parity with the Series A Preferred Stock with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Corporation.

(b) Subject to Section 4.3(a), the authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(1) the number of shares constituting such series of Preferred Stock, including any increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series;

(2) the dividend rate on the shares of such series of Preferred Stock, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(3) whether the shares of such series of Preferred Stock shall have voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) whether the shares of such series of Preferred Stock will have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5) whether or not the shares of such series of Preferred Stock shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(6) whether a sinking fund shall be provided for the redemption or purchase of shares of such series of Preferred Stock, and, if so, the terms and amount of such sinking fund;

(7) the rights of the shares of such series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of such shares of such series; and

(8) any other relative rights, preferences and limitations of such series of Preferred Stock.

Section 4.4 Series A Preferred Stock.

(a) Designation. There is hereby established a series of Preferred Stock designated as Series A Preferred Stock, and the number of shares authorized and constituting the Series A Preferred Stock shall be 125.

(b) Rank. The Series A Preferred Stock shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Corporation, rank senior to the Common Stock and Excess Stock (other than Excess Stock in respect of Series A Preferred Stock) of the Corporation and to all other Shares and other equity securities issued by the Corporation (together with the Common Stock and the Excess Stock (other than Excess Stock in respect of Series A Preferred Stock), the “Junior Securities”). For purposes of this Section 4.4(b), the terms “Shares” and “equity securities” shall not include convertible debt securities.

(c) Voting Rights. Except as provided in this Section 4.4(c) or required by the DGCL, the holders of the Series A Preferred Stock shall not be entitled to vote on any matter submitted to the holders of Shares for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series A Preferred Stock, voting as a separate class, shall be required for (1) authorization or issuance of any Share or equity security of the Corporation, with any rights that are senior to or have parity with the Series A Preferred Stock with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Corporation, (2) any amendment to this Certificate of Incorporation which has a material adverse effect on the rights and preferences of the Series A Preferred Stock or which increases the number of authorized or issued shares of Series A Preferred Stock or (c) any reclassification of the Series A Preferred Stock.

(d) Dividends.

(1) Each holder of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 12.5% per annum of the total of $1,000.00 liquidation preference per Series A Preferred Stock share plus, after each Dividend Payment Date, all dividends accrued thereon prior to such Dividend Payment Date and not paid on such Dividend Payment Date. Such dividends shall accrue on each outstanding Series A Preferred Stock share on a daily basis and be cumulative from the first date on which any Series A Preferred Stock share is issued, such issue date to be contemporaneous with the receipt by the Corporation of subscription funds for the Series A Preferred Stock (the “Original Issue Date”), and shall be payable semi-annually in arrears on June 30 and December 31 of each year or, if not a Business Day, the next succeeding Business Day (each, a “Dividend Payment Date”). Any dividend payable on the Series A Preferred Stock for any full or partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “Dividend Period” shall mean, with respect to the first “Dividend Period,” the period from and including the Original Issue Date to and including the first Dividend Payment Date, and with respect to each subsequent “Dividend Period,” the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date. Dividends will be payable to holders of record as they appear in the records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(2) The Series A Preferred Stock shall not participate in any dividends declared or paid on the Common Stock.

(3) No dividends on Series A Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any written agreement between the Corporation and any party that is not an Affiliate of the Corporation, including any agreement relating to indebtedness of the Corporation or any of its Affiliates, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(4) Notwithstanding Section 4.4(d)(3), dividends on the Series A Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 4.4(d)(3) at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(5) Unless full cumulative dividends on all outstanding Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all prior Dividend Periods (i.e. prior to the then Current Dividend Period), no dividends (other than in Shares of Junior Securities) shall be declared or paid or set aside for payment nor shall any other dividend be declared or made upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Shares) by the Corporation (except by conversion into or exchange for other Shares of Junior Securities and except for Transfers made pursuant to the provisions of Article V).

(6) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock shall be declared and paid pro rata based on the number of Series A Preferred Stock shares then outstanding.

(7) Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such Series A Preferred Stock which remains payable. Holders of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or Shares, in excess of full cumulative dividends on the Series A Preferred Stock as described above.

(8) Notwithstanding anything in this Certificate of Incorporation to the contrary, no holder of Series A Preferred Stock shall be entitled to accrued dividends which have not (i) been declared by the Board as payable on such Series A Preferred Stock on a regularly scheduled Dividend Payment Date pursuant to Section 4.4(d)(1), (ii) become payable as a result of a Liquidation Event pursuant to Section 4.4(e)(1) or (iii) become payable as a result of the Corporation redeeming a Series A Preferred Stock share pursuant to Section 4.4(f).

(9) Notwithstanding anything in this Certificate of Incorporation to the contrary, to the fullest extent permitted by law, the provisions of this Section 4.4(d) may be modified or amended at any time and from time to time upon the approval of the Board to the extent necessary to ensure compliance with the REIT distribution rules applicable to holders of the Series A Preferred Stock.

(e) Liquidation Preference.

(1) Subject to Section 4.4(e)(6), upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (each a “Liquidation Event”), the holders of Series A Preferred Stock then outstanding are entitled to be paid, out of the assets of the Corporation legally available for distribution in cash to its stockholders, a liquidation preference equal to the sum of the following (such sum, the “Liquidation Preference”): (i) $1,000.00 per Series A Preferred Stock share, plus (ii) all accrued and unpaid dividends thereon through and including the date of payment, plus (iii) if the Liquidation Event occurs before the right to the Redemption Premium expires, the per unit Redemption Premium in effect on the date of payment of the Liquidation Preference, before any distribution of assets is made to holders of any Junior Securities.

(2) The consolidation or merger of the Corporation with or into any other business enterprise or of any other business enterprise with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a Liquidation Event; provided, however, that any such transaction which results in an amendment, restatement or replacement of this Certificate of Incorporation that has a material adverse effect on the rights and preferences of the Series A Preferred Stock shares, or that increases the number of authorized or issued Series A Preferred Stock shares, shall be deemed a Liquidation Event for purposes of determining whether the Liquidation Preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding Series A Preferred Stock voting as a separate class.

(3) Subject to Section 4.4(e)(6), upon any Liquidation Event, no payment of the available assets of the Corporation shall be made with respect to the Common Stock unless and until the full Liquidation Preferences payable with respect to all the outstanding Series A Preferred Stock shall have been paid in full. If, upon any Liquidation Event, the available assets of the Corporation are insufficient to pay the full amount of the Liquidation Preferences payable with respect to all outstanding Series A Preferred Stock, then the holders of the Series A Preferred Stock shall share ratably in any distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

(4) After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(5) Upon the Corporation’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check (whether to each record holder or the Paying Agent) in the amount of the full Liquidation Preference to which each record holder of the Series A Preferred Stock is entitled, the Series A Preferred Stock shall no longer be deemed outstanding Shares of the Corporation and all rights of the holders of such Shares will terminate. Such notice shall be sent by or on behalf of the Corporation by first class mail (postage pre-paid) or by a commercial courier or other delivery service, to the Paying Agent or to each record holder of the Series A Preferred Stock at the respective mailing addresses of such holders as the same shall appear in the records of the Corporation.

(6) The Board, in its sole discretion, may elect not to pay the holders of Series A Preferred Stock the sums due pursuant to Section 4.4(e)(1) immediately upon a Liquidation Event but instead may, at its option, choose to first distribute such amounts as may be due to the holders of the Common Stock. If the Board elects not to first pay the holders of Series A Preferred Stock pursuant to the preceding sentence, the Board shall first establish a reserve in an amount equal to 200% of all amounts owed to the holders of the Series A Preferred Stock pursuant to this Certificate of Incorporation. If the sum held in the reserve is insufficient to pay all amounts owed to the holders of the Series A Preferred Stock pursuant to Section 4.4(e)(1), the holders of Common Stock shall contribute back to the Corporation any distributions or other payments received from the Corporation in connection with a Liquidation Event to the extent necessary to enable the Corporation to pay all sums payable to the holders of the Series A Preferred Stock pursuant to Section 4.4(e)(1). In addition, if the Corporation elects to establish a reserve for payment of the Liquidation Preferences payable with respect to the outstanding Series A Preferred Stock, the Series A Preferred Stock shall remain outstanding until the holders thereof are paid in full their respective Liquidation Preferences, which payment shall be made no later than immediately prior to the Corporation making its final liquidating distribution on the Common Stock. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation Preference was set apart for payment, the Corporation may make a corresponding reduction to the funds set apart for payment of the Liquidation Preference.

(f) Redemption.

(1) Right of Optional Redemption. Subject to Article VI, the Corporation, at its option, may redeem some or all of the Series A Preferred Stock at any time or from time to time, for cash at a redemption price (the “Redemption Price”) equal to the sum of (i) $1,000.00 per Series A Preferred Stock share, plus (ii) all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 4.4(f)(3)), plus (iii) a redemption premium per Series A Preferred Stock share (each, a “Redemption Premium”) calculated as follows based on the date fixed for redemption: (A) until December 31, 2012, $200; (B) from January 1, 2013 to December 31, 2013, $150; (C) from January 1, 2014 to December 31, 2014, $100; (D) from January 1, 2015 to December 31, 2015, $50 and (E) thereafter, no Redemption Premium. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed may be selected by any equitable method determined by the Corporation provided that such method does not result in the creation of fractional interests.

(2) Limitations on Redemption. Unless full cumulative dividends on all Series A Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all prior Dividend Periods, no Series A Preferred Stock shall be redeemed or otherwise acquired, directly or indirectly, by the Corporation unless all outstanding Series A Preferred Stock is simultaneously redeemed or acquired, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any Junior Securities of the Corporation (except by conversion into or exchange for other Shares of Junior Securities and except for Transfers made pursuant to the provisions of Article V); provided, however, that the foregoing shall not prevent the purchase by the Corporation of Shares Transferred to a Beneficiary pursuant to Section 5.3 in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock.

(3) Rights to Dividends on Series A Preferred Stock Shares Called for Redemption. Immediately prior to or upon any redemption of Series A Preferred Stock, the Corporation shall pay, in cash, an amount equal to any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such Series A Preferred Stock shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series A Preferred Stock shares before such Dividend Payment Date.

(4) Procedures for Redemption.

(i) Upon the Corporation’s provision of written notice as to the effective date of the redemption, accompanied by a check (whether to each record holder or the Paying Agent) in the amount of the full Redemption Price through such effective date to which each record holder of Series A Preferred Stock is entitled, the Series A Preferred Stock shall be redeemed and shall no longer be deemed outstanding by the Corporation and all rights of the holders of such Series A Preferred Stock will terminate. Such notice shall be sent by or on behalf of the Corporation by first class mail (postage pre-paid) or by a commercial courier or other delivery service, to the Paying Agent or to each record holder of the Series A Preferred Stock at the respective mailing addresses of such holders as the same shall appear in the records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to any holder that does not receive the amount required to be paid to such holder to effect such redemption.

(ii) In addition to any information required by law, such notice shall state: (i) the redemption date; (ii) the Redemption Price; (iii) the number of Series A Preferred Stock shares to be redeemed; and (iv) that dividends on the Series A Preferred Stock shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Stock shares held by such holder to be redeemed.

(iii) If notice of redemption of any Series A Preferred Stock shares has been given and if the funds necessary for such redemption have been deposited by the Corporation in accordance with Section 4.4(f)(4)(iv) for the benefit of the holders of any Series A Preferred Stock so called for redemption and with irrevocable instructions and authority to pay such amounts to the holders of Series A Preferred Stock upon surrender of the Series A Preferred Stock at the place designated in the notice of redemption, then, from and after the redemption date, dividends will cease to accrue on such Series A Preferred Stock, such Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such Series A Preferred Stock shares will terminate, except the right to receive the Redemption Price. Since the Series A Preferred Stock is uncertificated, such Preferred Stock shares shall be redeemed in accordance with the notice and no further action on the part of the holders of such Series A Preferred Stock shares shall be required.

(iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming the Series A Preferred Stock shall be irrevocable except that: (i) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Series A Preferred Stock shares redeemed shall have no claim to such interest or other earnings; and (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the Series A Preferred Stock shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment of the Redemption Price without interest or other earnings.

(5) Status of Redeemed Series A Preferred Stock Shares. With respect to any Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation, the Corporation shall, after such redemption or acquisition, take such action as necessary to retire the shares so redeemed or acquired, which shares may be re-issued by the Board from time to time at its discretion.

(g) Conversion. Other than conversion into Excess Stock pursuant to this Certificate of Incorporation, the Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

(h) Appointment of Paying Agent. REIT Funding, LLC, with an address at 100 Colony Square, Suite 2120, 1175 Peachtree Street, N.E., Atlanta, Georgia 30361-6206, has been authorized and appointed to act as paying agent on behalf of the holders of Preferred Stock (the “Paying Agent”). Any dividend payments received by the Paying Agent shall be deemed paid to the holders of Series A Preferred Stock on the later of the date received by the Paying Agent or the date declared for payment.

(i) Assignments. Any Person may at any time Transfer any of its Series A Preferred Stock to the extent permitted by this Section 4.4. Subject to the restrictions on Transfer set forth in this Section 4.4 or in any other agreement between the Corporation and a record holder of Series A Preferred Stock related to the transferability of shares of Series A Preferred Stock, Series A Preferred Stock shall be Transferable only on the books and records of the Corporation by the holder in person or by attorney upon surrender to the Corporation or its transfer agent or registrar of the certificate, if any, therefor properly endorsed or, if sought to be transferred by attorney, accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signatures as the Corporation or its transfer agent or registrar may reasonably require.

(j) Restrictions on Ownership and Transfer of Series A Preferred Stock.

(1) Except as provided in Section 5.1(d), until the Restriction Termination Date, any purported Transfer of shares of Series A Preferred Stock that, if effective, would prevent any income of the Corporation from qualifying as “rents from real property” for purposes of Code Section 856(d) shall be void ab initio as to the Transfer of that amount of Shares that would prevent such income from so qualifying, and the intended Transferee shall acquire no rights in such shares.

(2) Until the Restriction Termination Date, any purported Transfer of shares of Series A Preferred Stock that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that amount of Shares that would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and the intended Transferee shall acquire no rights in such shares.

(3) Until the Restriction Termination Date, any purported Transfer of shares of Series A Preferred Stock that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons for purposes of Section 856(a)(5) of the Code shall be void ab initio and the intended Transferee shall acquire no rights in such shares.

(4) Until the Restriction Termination Date, any purported Transfer of shares of Series A Preferred Stock that, if effective, would cause the Corporation to fail to qualify as a REIT, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a qualified lodging facility (as defined in Section 856(d)(9)(D) of the Code) on behalf of a TRS failing to qualify as such, shall be void ab initio as to the Transfer of that amount of Shares that would cause the Corporation to fail to qualify as a REIT, and the intended Transferee shall acquire no rights in such shares.

(5) Until the Restriction Termination Date, any purported Transfer of shares of Series A Preferred Stock that, if effective, would cause the Corporation to fail to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, shall be void ab initio as to the Transfer of that amount of Shares that would cause the Corporation to fail to qualify as a domestically controlled qualified investment entity, and the intended Transferee shall acquire no rights in such shares.

(6) Any purported Transfer of shares of Series A Preferred Stock that, if effective, would result in the violation of any applicable federal, state or foreign law regulating the registration or Transfer of securities (including the Securities Act or any state securities or “Blue Sky” laws), shall be void ab initio as to the Transfer of those Shares that would cause such violation, and the intended Transferee shall acquire no rights in such shares.

(7) Until the Board determines that such restriction is no longer required, any purported Transfer of any shares of Series A Preferred Stock that, if effective, would cause the Company to be subject to the registration requirements of the Investment Company Act, shall be void ab initio as to the Transfer of those Shares that would cause such violation, and the intended Transferee shall acquire no rights in such shares.

(8) No holder of shares of Series A Preferred Stock shall Transfer any shares of Series A Preferred Stock to any Person that is (i) an employee benefit plan subject to Title I of Employee Retirement Income Security Act of 1974 (“ERISA”) or a plan (including an individual retirement account) that is subject to Section 4975 of the Code or (ii) a Person the assets of which are deemed to be “plan assets” of any such Person or account referred to in foregoing clause (i). Any purported Transfer that, if effective, would result in a violation of the restriction contained in the immediately preceding sentence shall be void ab initio as to the Transfer of those Shares that would cause such violation, and the intended Transferee shall acquire no rights in such shares.

(k) For the purposes of Section 4.4(j), “Transfer” means, with respect to any Series A Preferred Stock, a direct or indirect transfer, sale, exchange, assignment, mortgage, pledge, hypothecation or other encumbrance or other disposition of such Series A Preferred Stock, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law.

Section 4.5 Rights of Excess Stock.

(a) Voting Rights. Except as required by the DGCL, the holders of the Excess Stock shall not be entitled to vote on any matter submitted to the holders of Shares for a vote. Any vote by a Prohibited Owner as a purported holder of Shares prior to the discovery by the Corporation and/or the Trustee that such Shares have been converted into Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Stock; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind such vote.

(b) Dividend Rights. The Excess Stock shall be entitled to the same dividends (as to both timing and amount) as may be made by the Board in respect of Shares of the same class and series as the Shares that were converted into such Excess Stock. The Trustees, as record holder of the Excess Stock, shall be entitled to receive all dividends and shall hold all such dividends in trust for the benefit of the Beneficiary. Subject to applicable law, the Prohibited Owner with respect to such Excess Stock shall be required to repay to the Trust the amount of any dividends received by such Prohibited Owner (i) that are attributable to any Shares that have been converted into Excess Stock and (ii) which were distributed by the Corporation to holders of record on a record date which was on or after the date that such Shares were converted into Excess Stock. The Board shall have the right to take all measures that it determines reasonably necessary to recover the amount of any such dividend paid to a Prohibited Owner.

(c) Rights upon Liquidation. Upon any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of Excess Stock shall be entitled to receive, ratably with each holder of Shares of the same class and series as the Shares that were converted into such Excess Stock and other holders of such Excess Stock, that portion of the assets of the Corporation that is available for distribution to the holders of such Shares. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, winding up or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Shares and which Transfer resulted in the conversion of such Shares into Excess Stock, the product of (i) the price per Share, if any, such Prohibited Owner paid for the Shares and (ii) the amount of Shares which were so converted into Excess Stock and held by the Trust, and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such Shares (e.g., if the Shares were received through a gift or devise), and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of the Shares into Excess Stock, the product of (A) the Market Price for the Shares that were converted into such Excess Stock on the date of such Non-Transfer Event or purported Transfer and (B) the amount of Shares which were so converted into Excess Stock. Any remaining amount in such Trust shall be distributed to the Beneficiary.

ARTICLE V

TRANSFERS AND RESTRICTIONS ON TRANSFERS OF RESTRICTED EQUITY STOCK

Section 5.1 Restrictions on Ownership and Transfer and Transfer of Restricted Equity Stock.

(a) The Class A Common Stock shall be freely transferable from and after the time that the Class A Common Stock ceases to be Restricted Equity Stock, and shall not be subject to restrictions on ownership and transfers set forth in this Article V.

(b) Restriction on Ownership and Transfer.

(1) Except as provided in Section 5.1(d), until the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Restricted Equity Stock in excess of the Ownership Limit, (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Restricted Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Restricted Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Restricted Equity Stock and (iii) any Non-Transfer Event that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Restricted Equity Stock in excess of the Ownership Limit, shall cease to own any right or interest in that number of shares of Restricted Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and such Person shall have no rights in such shares of Restricted Equity Stock.

(2) Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) or Non-Transfer Event that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer or Non-Transfer Event of that number of shares of Restricted Equity Stock that would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee (or, in the case of a Non-Transfer Event, the holder of such shares of Restricted Equity Stock) shall acquire no rights in such shares of Restricted Equity Stock.

(3) Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Restricted Equity Stock or Non-Transfer Event that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a “Subsidiary”), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer or Non-Transfer Event of that number of shares of Restricted Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee (or, in the case of a Non-Transfer Event, the holder of such shares of Restricted Equity Stock) shall acquire no rights in such shares of Restricted Equity Stock.

(4) Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) or Non-Transfer Event that, if effective, would result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee (or, in the case of a Non-Transfer Event, the holder of the Restricted Equity Stock) shall acquire no rights in such shares of Restricted Equity Stock.

(c) Owners Required to Provide Information. Until the Restriction Termination Date:

(1) Subject to applicable law, every record owner of more than 5%, (or such lower percentages as required pursuant to Section 1.857-8(d) of the United States Treasury Regulations) of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such record owner, the number of shares of Equity Stock held by such record owner, and a description of how such shares are held.

(2) Each record owner of shares of Equity Stock and each Beneficial Owner or Constructive Owner of shares of Equity Stock shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may reasonably request in order to determine the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit. The Corporation shall treat any such information as confidential and shall preserve the confidentiality of any such information; provided that the Corporation may, after consultation with the record owner, share such information with the taxing authorities to the extent required by the Code or the United States Treasury Regulations or to the extent otherwise required in order to establish the Corporation’s status as a REIT.

(d) Exception. The Board, in its discretion and after determining in consultation with counsel that the restrictions contained in subsections (b)(1) through (4) of this Section 5.1 or in Section 4.4 would not be violated, may exempt a Person from the Ownership Limit, provided that (A) the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person’s Beneficial Ownership or Constructive Ownership of shares of Restricted Equity Stock will (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in the real property of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and (B) such Person agrees in writing that any violation or attempted violation of the Ownership Limit will result in the conversion of such shares into shares of Excess Stock pursuant to Section 5.3(a); provided, further that an exemption from or waiver of the Ownership Limit with respect to ESA’s Beneficial Ownership or Constructive Ownership of Class B Common Stock shall not be effective until the 61st day after the grant of such waiver or exemption.

Section 5.2 New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

Section 5.3 Excess Stock.

(a) Conversion Into Excess Stock.

(1) If, notwithstanding the other provisions contained in this Article V, prior to the Restriction Termination Date, any Person either Beneficially Owns or Constructively Owns shares of Restricted Equity Stock (or would either Beneficially Own or Constructively Own shares of Restricted Equity Stock) in excess of the Ownership Limit as a result of a purported Transfer or a Non-Transfer Event then, (i) except as otherwise provided in Section 5.1(d), the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Restricted Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Restricted Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Restricted Equity Stock in excess of the Ownership Limit, (ii) such number of shares of Restricted Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of corresponding Excess Stock and transferred to a Trust in accordance with Section 5.3(d) and (iii) the Prohibited Owner shall submit such number of shares of Restricted Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. To the fullest extent permitted by law, such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(2) If, notwithstanding the other provisions contained in this Article V, prior to the Restriction Termination Date, as a result of a purported Transfer or a Non-Transfer Event (i) the capital stock of the Corporation is, or would be, beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) the Corporation is, or would be, “closely held” within the meaning of Section 856(h) of the Code or (iii) the Corporation Constructively Owns, or would Constructively Own, 10% or more of the ownership interest in a tenant of the Corporation’s or a Subsidiary’s real property within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Restricted Equity Stock with respect to which such Non-Transfer Event occurred, shall be deemed to be a Prohibited Owner and shall cease to own any right or interest) in such number of shares of Restricted Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (B) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s or a Subsidiary’s real property within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Restricted Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section 5.3(d) and (z) the Prohibited Owner shall submit such number of shares of Restricted Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. To the fullest extent permitted by law, such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(3) Upon the occurrence of such a conversion of shares of any class or series of Restricted Equity Stock into an equal number of shares of Excess Stock, the Corporation shall take all necessary action to retire such shares of Equity Stock, and such shares may be re-issued from time to time by the Corporation.

(4) Upon the conversion into Excess Shares (pursuant to the Certificate of Incorporation of ESA) of any shares of any class or series of ESA stock that are paired with a class or series of shares of Restricted Equity Stock, pursuant to Article VI, such shares of Restricted Equity Stock shall likewise be converted into an equal number of shares of Excess Stock and be paired with such converted shares of ESA, pursuant to Article VI.

(b) Remedies For Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place in violation of Section 5.1(b) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Restricted Equity Stock in violation of Section 5.1(b), the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event, including, but not limited to, refusing to give effect to such Transfer or Non-Transfer Event on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or Non-Transfer Event.

(c) Notice Of Restricted Transfer. Subject to applicable law, any Person who acquires or attempts to acquire shares of Restricted Equity Stock in violation of Section 5.1(b), or any Person who owns shares of Restricted Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to subsections (a) and (d) of this Section 5.3, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non- Transfer Event, as the case may be, on the Corporation’s status as a REIT.

(d) Ownership In Trust. Upon any Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section 5.3(a), such Excess Stock shall be automatically transferred to a Trust to be held for the exclusive benefit of the Beneficiary. The Corporation and ESA shall name a Beneficiary for each Trust. To the fullest extent permitted by law, any conversion of shares of Restricted Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

(e) Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board as shares of the class or series of Restricted Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall, subject to applicable law, pay to the Trust the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any shares of Restricted Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, but subject to applicable law, withholding any portion of future dividends or distributions payable on shares of Restricted Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article V, would Constructively Own or

Beneficially Own the shares of Restricted Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, subject to applicable law, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(f) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Restricted Equity Stock of the same class or series from which the Restricted Equity Stock was converted, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Restricted Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Restricted Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Restricted Equity Stock (which, in the case of Restricted Equity Stock that is paired, shall equal the Market Price per Paired Share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

(g) Voting Rights. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Restricted Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Restricted Equity Stock shall vote together with the holders of such Restricted Equity Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Restricted Equity Stock prior to the discovery by the Corporation that the shares of Restricted Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Restricted Equity Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to subsections (a) and (d) of this Section 5.3, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

(h) Designation Of Permitted Transferee.

(1) The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all shares of Excess Stock if the Corporation fails to exercise its option with respect to such shares pursuant to Section

5.3(j) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any one or more Persons as Permitted Transferees; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section 5.1(b) and without such acquisition resulting in the conversion of the shares of Restricted Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to subsections (a) and (d) of this Section 5.3.

(2) Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 5.3(h), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Restricted Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Restricted Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

(3) The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Restricted Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section 5.3(i).

(4) If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in Section 5.1(b), such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Restricted Equity Stock (as described in subsection (h)(2) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Restricted Equity Stock. Such shares of Restricted Equity Stock shall be automatically reconverted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article V shall apply to such shares, including, without limitation, the provisions of subsections (h) through (j) of this Section 5.3 with respect to any future Transfer of such shares by the Trust.

(i) Compensation To Record Holder Of Shares Of Restricted Equity Stock That Are Converted Into Shares Of Excess Stock. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section 5.3(h) or following the acceptance of the offer to purchase such shares in accordance with Section 5.3(j)) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)(a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Restricted Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Restricted Equity Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non- Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section 5.3(i) or Section 5.3(j). Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 5.3(i) shall be distributed to the Beneficiary in accordance with the provisions of Section 5.3(h). Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 5.3 by, such Trustee or the Corporation.

(j) Purchase Right In Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non- Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock previously has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 5.3(c).

Section 5.4 Remedies Not Limited. Nothing contained in this Article V shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the requirements of Article VI and Section 5.1.

Section 5.5 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article V or any error in the provisions of this Article V, including any definition contained in Section 16.1(a), the Board shall have the power to determine the application of the provisions of this Article V, or to correct or resolve any error, with respect to any situation based on the facts known to it and, to the fullest extent permitted by law, such determination, correction or resolution shall be binding on the Corporation and its stockholders.

Section 5.6 Legend. Each certificate for shares of Equity Stock shall bear the following legend (or such other legend determined by the Corporation):

“The shares of ESH Hospitality, Inc., represented by this certificate are subject to restrictions on transfer and ownership set forth in the Certificate of Incorporation of ESH Hospitality, Inc. which prohibit (a) any Person (as such term is defined in the Certificate of Incorporation of ESH Hospitality, Inc.) from Beneficially Owning or Constructively Owning (as these terms are defined in the Certificate of Incorporation of ESH Hospitality, Inc.) in excess of 9.8% of the number of outstanding shares of any class or series of Restricted Equity Stock of ESH Hospitality, Inc. (as defined in the Certificate of Incorporation of ESH Hospitality, Inc.), (b) any Person from acquiring or maintaining any ownership interest in the stock of ESH Hospitality, Inc. that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article V of the Certificate of Incorporation of of ESH Hospitality, Inc. and (c) any transfer of shares of Restricted Equity Stock of ESH Hospitality, Inc. that are paired pursuant to Article VI of the Certificate of Incorporation of ESH Hospitality, Inc., except in combination with an equal number of shares of Extended Stay America, Inc. in accordance with the Certificate of Incorporation of ESH Hospitality, Inc., copies of which are on file with the transfer agent named on the face hereof, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

ESH Hospitality, Inc. will furnish without charge to each stockholder who so requests a copy of the complete provisions of the Certificate of Incorporation of ESH Hospitality, Inc. setting forth the terms and conditions of the restrictions on transfer and ownership, and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that ESH Hospitality, Inc. is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of ESH Hospitality, Inc. or to the transfer agent named on the face hereof.”

ARTICLE VI

TRANSFERS AND ADDITIONAL RESTRICTIONS ON TRANSFERS OF CLASS B

COMMON STOCK

Section 6.1 Transfer of Class B Common Stock. From the effective time of the Pairing Agreement and until the restrictions and limitations set forth in this Article VI shall have been terminated in the manner provided herein and in the Pairing Agreement:

(a) Except as provided herein, no shares of Class B Common Stock shall be transferable, and they shall not be transferred on the books of the Corporation, unless (i) a simultaneous transfer is made by the same transferor to the same transferee, or (ii) such transferor has previously arranged with ESA for the transfer or issuance to the transferee, in each case, of the same number of shares of ESA Common Stock (subject to any adjustment required to be made pursuant to an exchange in accordance with Article VII).

(b) Notwithstanding the foregoing, any shares of Class B Common Stock issued after the date of the filing of this Certificate of Incorporation, which are issued on an unpaired basis by the Corporation pursuant to the terms of Section 6.6 of this Certificate of Incorporation may be transferred without compliance with Section 6.1(a) or Section 6.3 (subject to any adjustment required to be made pursuant to an exchange in accordance with Article VII).

Section 6.2 Issuance of Class B Common Stock. From the effective time of the Pairing Agreement and until such time as the pairing of the outstanding shares of Class B Common Stock and the outstanding shares of ESA Common Stock in accordance with this Article VI (the “Pairing” and each paired share a “Paired Share”) shall have been terminated in the manner provided herein and in the Pairing Agreement:

(a) Except as provided in Section 6.6, the Corporation shall not issue or agree to issue any shares of Class B Common Stock to any Person except ESA unless effective provision has been made for the simultaneous issuance or transfer to the same Person of the same number of shares of ESA Common Stock (subject to any adjustment required to be made pursuant to an exchange in accordance with Article VII) and for the pairing of such shares of the Corporation and ESA and unless the Corporation and ESA have agreed on the manner and basis of allocating the consideration to be received upon such issuance between the Corporation and ESA or, if allocation of such consideration between them is not practicable, on the payment by one company to the other of cash or other consideration in lieu thereof. Any such allocation or payment shall be based on the respective fair market values of Class B Common Stock and ESA Common Stock, and any allocation or payment based upon the most recently determined Valuation Percentage shall be conclusively deemed based on respective fair market values.

(b) At the time of each issuance of Class B Common Stock pursuant to this Section 6.2, and in any event not less often than once each calendar quarter, the Corporation and ESA shall jointly arrange for the determination by a third party valuation, investment banking or other financial advisory firm as of a date specified by the Corporation and ESA (the “Valuation Date”) of the fair market value of each share of ESA Common Stock outstanding on the Valuation Date (the “Fair Market Value of an ESA Share”) and the fair market value of each share of Class B Common Stock outstanding on the Valuation Date (the “Fair Market Value of a Class B Share”).

Section 6.3 Stock Certificates; Transfer Agents and Registrars. If the Board elects to issue certificates evidencing shares of Class B Common Stock, then each certificate which is issued evidencing shares of Class B Common Stock shall bear a conspicuous legend (on the face thereof) referring to the restrictions on the transfer of the shares evidenced thereby contained in this Certificate of Incorporation and the bylaws of the Corporation, and shall be in a form which satisfies the requirements of the laws of Delaware and which has been approved by the Board.

Section 6.4 Stock Dividends, Reclassifications, etc. From the effective time of the Pairing Agreement and until such time as the Pairing shall have been terminated in the manner provided herein and in the Pairing Agreement, except as otherwise permitted pursuant to Section 4.2(b)(2), Section 6.6 or Article VIII, the Corporation shall not declare or pay any stock dividend consisting in whole or in part of Class B Common Stock, issue any rights or warrants to purchase any shares of Class B Common Stock, or subdivide, combine or otherwise reclassify the shares of Class B Common Stock, unless ESA simultaneously takes the same or equivalent action with respect to the ESA Common Stock, to the end that the outstanding shares of Class B Common Stock and ESA Common Stock will at all times be effectively paired on a one-for-one basis (subject to any adjustment required to be made pursuant to an exchange in accordance with Article VII) as contemplated herein.

Section 6.5 Shares in Excess of the Ownership Limit or in Violation of the Transfer Restrictions; Designation of Trustee and Beneficiaries. From the effective time of the Pairing Agreement and until such time as the Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code, as a REIT, subject to the rights of the Sponsors contained in the Stockholders’ Agreement:

(a) Upon the conversion of a share of any class or series of Equity Stock into a share of Excess Stock in accordance with the provisions of Article V, if such share of Equity Stock was paired prior to its conversion into Excess Stock, the corresponding Paired Share(s) of that same class or series of Equity Stock shall be simultaneously converted into a share of ESA Excess Stock; the corresponding shares of Excess Stock shall be paired with the shares of ESA Excess Stock and shall be simultaneously transferred to a Trust.

(b) Upon the conversion of a share of Excess Stock into a share of Equity Stock of the same class or series from which such Excess Stock was converted in accordance with the provisions of Article V, if such share of Excess Stock was issued upon a conversion of a share of Common Stock that was paired prior to its conversion from Equity Stock into Excess Stock, the corresponding Paired Share(s) of ESA Excess Stock shall be simultaneously converted into a share of ESA Equity Stock of the same class or series from which such ESA Excess Stock was converted and the corresponding share(s) of Equity Stock shall be paired with the shares of ESA Equity Stock.

(c) With respect to an offer made by the Trust to sell to the Corporation shares of Excess Stock from a Trust pursuant to Article V, in the case of shares of Excess Stock that are paired, the Corporation shall not accept such offer with respect to its shares of Excess Stock without the agreement of ESA to accept such offer with respect to the corresponding Paired Shares of its Excess Stock.

(d) The Trustee of each Trust shall be designated by mutual agreement of the Board and the board of directors of ESA.

(e) The Beneficiary with respect to each Trust shall be designated by mutual agreement of the Board and the board of directors of ESA.

Section 6.6 Unpaired Shares.

(a) Shares of capital stock of any class or series, including Class B Common Stock and irrespective of whether such shares are convertible into Paired Shares, may be issued by the Corporation to any Person without effective provision for the simultaneous issuance or transfer to the same Person of the same number of shares of that same class or series of capital stock of ESA and without effective provision for the pairing of such shares of capital stock of the Corporation and ESA, including pursuant to Section 4.2(b)(2) or Article VIII, as the Board shall in its sole discretion determine (any such shares of capital stock of any class or series issued by the Corporation pursuant to this Section 6.6 are referred to herein as “Unpaired Shares”).

(b) Unpaired Shares may be transferred on the books of the Corporation without a simultaneous transfer to the same transferee of any shares of any other class or series of capital stock of ESA.

Section 6.7 Merger, Sale of Assets, etc. To the fullest extent permitted by law, from the effective time of the Pairing Agreement and until such time as the Pairing shall have been terminated in the manner provided herein and in the Pairing Agreement, the Corporation will not be a party to any merger, consolidation, sale of assets, liquidation or other form or reorganization purchase to which shares of Class B Common Stock are converted, redeemed, exchanged or otherwise changed unless ESA is also a party to such transaction.

Section 6.8 Waiver and Termination. Subject to the terms of the Stockholders’ Agreement, Article VI in its entirety or any provision of this Article VI may be waived or made inapplicable by action taken by the Board and the board of directors of ESA. In addition, subject to the rights of the Sponsors contained in the Stockholders’ Agreement, by the affirmative vote of a majority of the Class B Common Shares then outstanding as of a record date fixed by the Board for such purpose, the holders of Class B Common Shares may elect to eliminate the Pairing of all Paired Shares. In the event of a stockholder election to eliminate the pairing of Paired Shares, the Corporation shall have up to one hundred and eighty (180) days after the approval to cause the depairing to be effective. The Pairing of the Paired Shares will be automatically terminated upon the commencement of any bankruptcy or insolvency proceeding of either of the Corporation or ESA.

ARTICLE VII

EXCHANGE RIGHTS; ESA/CORPORATION TRANSACTIONS

Section 7.1 Exchange Rights.

(a) ESA Exchange Right.

(1) ESA shall have the right to exchange for all or any portion of the Class B Common Stock outstanding cash, ESA Equity Stock or other property with a fair market value as determined by a third party valuation, investment banking or other financial advisory firm, at least equal to the Fair Market Value of a Class B Share (the “ESA Exchange Amount”). After such acquisition, shares of the ESA Equity Stock may be paired with shares of Class B Common Stock in a different proportion, but such shares will continue to attach and trade together.

(2) Such exchange shall be deemed to have been made as of the close of business on the applicable date fixed by ESA for such exchange (the “ESA Exchange Date”) and after such ESA Exchange Date, provided that the ESA Exchange Amount has been duly paid or set apart for payment in full, all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the ESA Exchange Amount, without interest thereon, upon surrender of the certificates evidencing such shares.

(3) Notice of any exchange (an “ESA Exchange Notice”) shall be given by ESA to the Corporation not less than ten (10) nor more than sixty (60) days prior to the ESA Exchange Date. Each ESA Exchange Notice shall concurrently be given by ESA by first class mail to each holder of shares to be exchanged at such holder’s address as shown in the books and records of the Corporation and shall specify (A) the ESA Exchange Date, (B) the number of shares of Class B Common Stock to be exchanged in the aggregate and from such holder, (C) the ESA Exchange Amount, specifying whether the ESA Exchange Amount will be paid in cash, ESA Equity Stock or other property (and identifying such other property, if other property is to be exchanged) and (D) the place or places where certificates for the Class B Common Stock to be exchanged are to be surrendered for payment of the ESA Exchange Amount. If less than all outstanding shares of Class B Common Stock are to be exchanged, the shares to be exchanged shall be selected pro rata.

(4) Each holder of Class B Common Stock being exchanged shall surrender to the Transfer Agent a certificate or certificates evidencing such shares. As soon as practicable, and in any event within five (5) Business Days, after such surrender, ESA shall pay the applicable ESA Exchange Amount to such holder and, if less than the full number of shares represented by the certificate or certificates so surrendered are to be exchanged, the Corporation shall promptly deliver to such holder a certificate or certificates evidencing the excess shares of Class B Common Stock not being exchanged. The ESA Exchange Amount, if payable in cash, shall be payable at the election of ESA by check or by wire transfer to an account designated in writing by the holder at least two (2) Business Days prior to the applicable ESA Exchange Date, if one has been so designated; if the ESA Exchange Amount is not payable in cash, then the ESA Exchange Amount shall be payable in such manner as may be determined by ESA and set forth in the ESA Exchange Notice.

(5) With respect to any ESA Equity Stock or other securities to be issued pursuant to such exchange, ESA or the issuer of such other securities shall issue and deliver, at the office of the Transfer Agent to the exchanging holder, a certificate or certificates for the number of full shares of ESA Equity Stock or other securities deliverable in accordance with the provisions of this Section 7.1(a), and any fractional interest in respect of ESA Equity Stock or other securities arising upon such exchange shall be settled as provided in Section 7.2 (the date of delivery of such certificate or certificates being sometimes referred to herein as the “ESA Exchange Issuance Date”).

To the fullest extent permitted by law, any such ESA Equity Stock or other securities issued upon such exchange shall be deemed to have been issued immediately prior to the close of business on the ESA Exchange Issuance Date, and the Person or Persons in whose name or names any certificate or certificates for ESA Equity Stock or other securities shall be issuable pursuant to such exchange shall be deemed to have become the holder or holders of record of the ESA Equity Stock or other securities represented thereby at such time on such date unless the share transfer records for the ESA Equity Stock or other securities shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open.

(b) Exchange Right of the Corporation.

(1) The Corporation shall have the right to exchange for all or any portion of the Class B Common Stock outstanding, out of funds legally available therefor, cash, securities of the Corporation or any other property with a fair market value as determined by a third party valuation, investment banking or other financial advisory firm at least equal to, the fair market value of the Class B Common Stock being exchanged as determined under Section 6.2 (the “Corporation Exchange Amount”, together with the ESA Exchange Amount, the “Exchange Amounts”, each an “Exchange Amount”). After such acquisition, shares of the Class B Common Stock may be paired with shares of ESA Equity Stock in a different proportion, but such shares will continue to attach and trade together.

(2) Such exchange shall be deemed to have been made as of the close of business on the applicable date fixed by the Corporation for such exchange (the “Corporation Exchange Date”) and after such Corporation Exchange Date, provided that the Corporation Exchange Amount has been duly paid or set apart for payment in full, all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the Corporation Exchange Amount, without interest thereon, upon surrender of the certificates evidencing such shares.

(3) Notice of any exchange (an “Corporation Exchange Notice”, together with the Company Exchange Notice, the “Exchange Notices”, each an “Exchange Notice”) shall be given by the Corporation to each holder of shares to be exchanged at such holder’s address as shown in the books and records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the Corporation Exchange Date by first class mail and shall specify (A) the Corporation Exchange Date, (B) the number of shares of Class B Common Stock to be exchanged in the aggregate and from such holder, (C) the Corporation Exchange Amount, specifying whether the Corporation Exchange Amount will be paid in cash, or other property (and identifying such other property, if other property is to be exchanged) and (D) the place or places where certificates for the Class B Common Stock to be exchanged are to be surrendered for payment of the Corporation Exchange Amount. If less than all outstanding shares of Class B Common Stock are to be exchanged, the shares to be exchanged shall be selected pro rata.

(4) Each holder of Class B Common Stock being exchanged shall surrender to the Transfer Agent a certificate or certificates evidencing such shares. As soon as practicable, and in any event within five (5) Business Days, after such surrender, the Corporation shall pay the applicable Corporation Exchange Amount to such holder and, if less than the full number of shares represented by the certificate or certificates so surrendered are to be exchanged, the Corporation shall promptly deliver to such holder a certificate or certificates evidencing the excess shares of Class B Common Stock not being exchanged. The Corporation Exchange Amount, if payable in cash, shall be payable at the election of the Corporation by check or by wire transfer to an account designated in writing by the holder at least two (2) Business Days prior to the applicable Corporation Exchange Date, if one has been so designated; if the Corporation Exchange Amount is not payable in cash, then the Corporation Exchange Amount shall be payable in such manner as may be determined by the Corporation and set forth in the Corporation Exchange Notice.

(5) With respect to any securities to be issued pursuant to such exchange, the Corporation or the issuer of such other securities shall issue and deliver, at the office of the Transfer Agent to the exchanging holder, a certificate or certificates for the number of full shares of the securities deliverable in accordance with the provisions of this Section 7.1(b), and any fractional interest in respect of the securities arising upon such exchange shall be settled as provided in Section 7.2 (the date of delivery of such certificate or certificates being sometimes referred to herein as the “Corporation Exchange Issuance Date”, together with the Company Exchange Issuance Date, the “Exchange Issuance Dates”, each an “Exchange Issuance Date”). To the fullest extent permitted by law, any such securities issued upon such exchange shall be deemed to have been issued immediately prior to the close of business on the Corporation Exchange Issuance Date, and the Person or Persons in whose name or names any certificate or certificates the securities shall be issuable pursuant to such exchange shall be deemed to have become the holder or holders of record of the securities represented thereby at such time on such date unless the share transfer records for the securities shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open.

Section 7.2 Fractional Interests. Unless otherwise determined by the Corporation or ESA or set forth in an Exchange Notice, no fractional ESA Equity Stock or other fractional securities or scrip evidencing fractions thereof shall be issued upon the exchanges under Section 7.1. Instead of any fractional interest in ESA Equity Stock or in any other securities that would otherwise be deliverable upon the exchanges under Section 7.1, ESA or the Corporation, as applicable, shall pay to the exchanging holder an amount in cash equal to the corresponding fraction of Market Price of the ESA Equity Stock or other security issuable upon exchange on the Trading Day immediately preceding the applicable Exchange Issuance Date. If more than one share of Class B Common Stock shall be surrendered for exchange at one time by the same holder, the number of full shares of ESA Equity Stock or other security issuable upon exchange shall be computed on the basis of the aggregate number of shares of Class B Common Stock so surrendered.

Section 7.3 Corporation/ESA Transactions.

(a) The Corporation shall be authorized to, and the Board shall be authorized and empowered to approve and cause the Corporation to, at any time and from time to time, engage in transactions with ESA for the purchase, sale or other transfer transactions of securities of the Corporation in exchange for cash or property other consideration of any type, including securities of ESA or the Corporation.

(b) To the fullest extent permitted by law, all transactions in Paired Shares, ESA Equity Stock and Class B Common Stock that are effected at the Market Price (and all transactions in paired Equity Stock that are effected at the Market Price per Paired Share multiplied by the most recent Valuation Percentage) shall be conclusively deemed effected on an entirely fair basis, and no officer or director shall have any liability to the Corporation or any equity or other interest holder in the Corporation by reason of approving, facilitating or causing such transaction.

Section 7.4 Miscellaneous Provisions.

(a) The Corporation shall pay or cause to be paid any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of any Exchange Amount upon any such exchange; provided, however, that the Corporation shall not be required to pay or cause to be paid any tax that may be payable in respect of any transfer involved in the issue or delivery of any Exchange Amount in a name or to any Person other than that of the holder of the Class B Common Stock being exchanged, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

(b) Any determination required or permitted to be made by the Board by this Article VII shall, to the fullest extent permitted by law, be final, conclusive and binding on the holders of the Class B Common Stock.

ARTICLE VIII

TAX MATTERS

As the Corporation intends to qualify for treatment as a REIT under Section 856 et seq. of the Code, the Board may, in its sole discretion and to the fullest extent permitted by law, without any action by the stockholders, amend, waive, modify or render inoperable any provision of this Certificate of Incorporation or take such other action as it determines is necessary or desirable in order to qualify the Corporation as a REIT or implement an exchange in accordance with Article VII, including paying any dividend or making any distributions under Section 4.2(b). Until the Restriction Termination Date, the Board will conduct the affairs of the Corporation in such a manner as to continue to maintain the Corporation’s qualification as a REIT under Section 856 et seq. of the Code and may, in its sole discretion and to the fullest extent permitted by law, without any action by the stockholders, amend, waive, modify or render inoperable any provision of this Certificate of Incorporation or take such other action from time to time as it determines is necessary, advisable, appropriate or desirable in order to maintain the

Corporation’s qualification as a REIT. Without limiting the generality of the foregoing, prior to the Restriction Termination Date, the Corporation shall refrain from redeeming Preferred Stock pursuant to this Certificate of Incorporation if such redemption would, or could reasonably be expected to, result in the Corporation’s failure to maintain its qualification as a REIT. Notwithstanding the foregoing or anything else contained in this Certificate of Incorporation (a) Section 5.1(c) shall not be modified to obligate any record owner to provide any additional information and (b) to the fullest extent permitted by law, no director, or employee, agent or Affiliate of the Board shall be liable for failure to maintain the Corporation’s qualification as a REIT.

ARTICLE IX

BOARD OF DIRECTORS

Section 9.1 Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the management of the business and the affairs of the Corporation shall be vested in the Board.

Section 9.2 Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of stockholders shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

Section 9.3 Vacancies. In the event of a vacancy on the Board by reason of death, resignation, removal or otherwise, of a director, or in the event of an increase in the number of authorized directors, subject to the rights of the Sponsors as set forth in the Stockholders’ Agreement, and subject to the rights of any class or series of capital stock to elect directors under specific circumstances and unless otherwise required by law, such vacancy or new directorship shall be filled exclusively by a majority in voting power of the directors then in office and entitled to vote thereon (even if less than a quorum).

Section 9.4 Director Qualification. It shall be a requirement, for purposes of election to and membership on the Board, that a Person designated or nominated for election, shall not, at any time, cause the Board to have a majority or greater than a majority of Common Directors then in office. Subject to the rights of any class or series of capital stock to elect directors under specific circumstances, each director of the Corporation shall be elected by stockholders entitled to vote thereon for a term expiring at the earlier of the next annual meeting of stockholders following such director’s election and such director’s disqualification from office in accordance with this Section. The size of the Board shall be automatically reduced by the number of directors so disqualified and such directors shall cease to be directors of the Corporation upon such disqualification.

(a) In the event that the Board and the ESA Board have Common Directors that form, at any time, a majority or greater than a majority of the directors of the Board, unless otherwise cured, including by the appointment of a replacement director in accordance with Section 9.3 or by the removal of a Common Director from the ESA Board, then such minimum number of Common Directors as shall be necessary to bring the Corporation back into compliance with the requirement set forth in this Section 9.4, shall be automatically disqualified and their membership on the Board terminated, such disqualification and termination determined pursuant to the following order of application:

(1) Among the Common Directors, the Common Director whose continued membership on the Board is not necessary for the Corporation to satisfy any applicable requirements to maintain a Board or a Board committee comprised of a minimum number of Independent Directors, shall be deemed disqualified and terminated as a director effective upon the delivery of the Disqualification Notice, and shall submit a written letter of acknowledgment of such disqualification to the Board; or

(2) In the event that the continued membership of more than one Common Director is not necessary for the Corporation to satisfy any applicable requirements to maintain a Board or a Board committee comprised of a minimum number of Independent Directors, the shortest tenured Common Director whose membership is not necessary for the Corporation to satisfy any applicable requirements to maintain a Board or a Board committee comprised of a minimum number of Independent Directors, shall be deemed disqualified and terminated as a director effective upon the delivery of the Disqualification Notice, and shall submit a written letter of acknowledgment of such disqualification to the Board; or

(3) In the event that there are multiple Common Directors whose continued membership on the Board is not necessary for the Corporation to satisfy any applicable requirements to maintain a Board or a Board committee comprised of a minimum number of Independent Directors, and more than one of such Common Directors is the shortest tenured Common Director, then of such Common Directors, the shortest tenured Common Director who was elected by the lowest number of votes at the most recent election in which such Common Director was nominated for election to the Board, shall be deemed disqualified and terminated as a director effective upon the delivery of the Disqualification Notice, and shall submit a written letter of acknowledgment of such disqualification to the Board; or

(4) In the event that the violation described in this Section 9.4 is not cured after application of Sections 9.4(a)(1)-(3), then of the remaining Common Directors, the Common Director who was elected by the lowest number of votes at the most recent election in which such Common Director was nominated for election to the Board, shall be deemed disqualified and terminated as a director effective upon the delivery of the Disqualification Notice, and shall submit a written letter of acknowledgment of such disqualification to the Board; or

(5) Should the violation described in this Section 9.4 remain uncured after application of Sections 9.4(a)(1)-(4) hereof, then such remaining Common Directors shall be deemed disqualified and terminated as directors effective upon the delivery of the Disqualification Notice, shall submit a written letter of acknowledgment of such disqualification to the Board, and shall be replaced by directors appointed or elected in accordance with the Stockholders’ Agreement (if then applicable), Section 9.3 hereof, and the Bylaws of the Corporation.

(b) The disqualification and termination of an individual in accordance with this Section 9.4 shall not be affected by any failure of such disqualified person to deliver to the Board a letter of acknowledgment of such disqualification or termination in accordance with this Section 9.4.

(c) Any determination or outcome in existence after giving application to the provisions of this Section 9.4 shall be final, conclusive and binding on the directors, the Corporation, the Sponsors, and the holders of the Class B Common Stock.

ARTICLE X

BOARD ACTION

From the effective time of the Pairing Agreement and until the time that the Pairing Agreement shall have been terminated, the Board shall, subject to applicable law, take such actions as the Board determines necessary or desirable to result in the Corporation’s qualification as a REIT, including actions intended to ensure that ESA’s ownership of the Corporation at all times represents more than 50% of the vote and value of all of the Equity Stock of the Corporation.

ARTICLE XI

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

Section 11.1 The Corporation hereby expressly states, and hereby elects, that it shall not be bound or governed by, or otherwise be subject to, Section 203 of the DGCL.

Section 11.2 The Corporation shall not engage in any Business Combination (as defined below), at any point in time at which the Class B Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act with any Interested Stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an Interested Stockholder, provided, however if the Class B Common Stock is not listed on a national securities exchange as a result of an action taken, directly or indirectly, by such Interested Stockholder or as a result of a transaction in which such Person became an Interested Stockholder, the Corporation shall not engage in any Business Combination with such Interested Stockholder for a period of three (3) years following the time that such stockholder became an Interested Stockholder, unless:

(a) prior to such time, the Board approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or

(b) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the Voting Stock (as defined below) outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by the Interested Stockholder) those shares owned (i) by Persons who are directors and also officers of the Corporation and (ii) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c) at or subsequent to such time, the Business Combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding Voting Stock which is not owned by the Interested Stockholder.

(d) For purposes of this Article XI, references to:

(1) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

(2) “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of Voting Stock; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

(3) “Business Combination,” when used in reference to the Corporation and any Interested Stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation (other than pursuant to Section 251(g), Section 253 or Section 267 of the DGCL) or any direct or indirect majority-owned subsidiary of the Corporation (a) with the Interested Stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 11.2 of this Article XI is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (b) pursuant to a merger under

Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the Interested Stockholder’s proportionate share of the stock of any class or series of the Corporation or of the Voting Stock (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

(v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4) “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract, or otherwise. A Person who is the owner of 20% or more of the outstanding Voting Stock, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this Section 11.2, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(5) “ESA Direct Transferee” means any Person that acquires (other than in a registered public offering) directly from ESA or any of its Affiliates or successors or any “group”, or any member of any such group, of which such Persons are a party under Rule 13d-5 of the Exchange Act Beneficial Ownership of 15% or more of the then outstanding Voting Stock.

(6) “ESA Indirect Transferee” means any Person that acquires (other than in a registered public offering) directly from any ESA Direct Transferee or any other ESA Indirect Transferee Beneficial Ownership of 15% or more of the then outstanding Voting Stock.

(7) “Interested Stockholder” means any Person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding Voting Stock, or (ii) is an Affiliate or Associate of the Corporation and was the owner of 15% or more of the outstanding Voting Stock at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder; and the Affiliates and Associates of such Person; but “Interested Stockholder” shall not include (a) ESA, any ESA Direct Transferee, any ESA Indirect Transferee, or any of their respective Affiliates or successors or any “group”, or any member of any such group, to which such Persons are a party under Rule 13d-5 of the Exchange Act, (b) the Sponsors, any Sponsor Direct Transferee, any Sponsor Indirect Transferee or any of their respective Affiliates or successors or any “group”, or any member of any such group, to which such Persons are a party under Rule 13d-5 of the Exchange Act or (c) any Person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such Person shall be an Interested Stockholder if thereafter such Person acquires additional Voting Stock, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock deemed to be outstanding shall include stock deemed to be owned by the Person through application of the definition of “Owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(8) “Owner,” including the terms “own” and “owned,” when used with respect to any stock, means a Person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other Person that Beneficially Owns, or whose Affiliates or associates Beneficially Own, directly or indirectly, such stock.

(9) “Sponsor Direct Transferee” means any Person that acquires (other than in a registered public offering) directly from the Sponsors or any of their Affiliates or successors or any “group”, or any member of any such group, of which such Persons are a party under Rule 13d-5 of the Exchange Act Beneficial Ownership of 15% or more of the then outstanding Voting Stock.

(10) “Sponsor Indirect Transferee” means any Person that acquires (other than in a registered public offering) directly from any Sponsor Direct Transferee or any other Sponsor Indirect Transferee Beneficial Ownership of 15% or more of the then outstanding Voting Stock.

(11) “Voting Stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of or voting power conferred by such Voting Stock.

Section 11.3 The restrictions contained in this Article XI shall not apply if the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this subparagraph (b); (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this subparagraph (b).

Section 11.4 The restrictions contained in this Article XI shall not apply if a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership.

ARTICLE XII

COMPETITION AND CORPORATE OPPORTUNITIES

Section 12.1 In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of the Sponsors and their Affiliates may serve as directors, officers or agents of the Corporation, (ii) the Sponsors and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Sponsors, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

Section 12.2 None of (i) the Sponsors or any of their Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity (which, for purposes of this Article XII, includes any investment or business opportunity or potential transaction or matter, including without limitation those that might be the same as or similar to the Corporation’s or its Affiliates business or activities) which may be a corporate opportunity for the Corporation or any of its Affiliates, except as provided in Section 12.3 of this Article XII. Subject to said Section 12.3 of this Article XII, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

Section 12.3 The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered in writing to such Person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 12.2 of this Article XII shall not apply to any such corporate opportunity.

Section 12.4 In addition to and notwithstanding the foregoing provisions of this Article XII, a corporate opportunity shall not be deemed to be, and the Corporation hereby renounces any interest or expectancy in, a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

Section 12.5 For purposes of this Article XII, “Affiliate” shall mean (a) in respect of the Sponsors, any Person that, directly or indirectly, is controlled by the Sponsors, controls any of the Sponsors or is under common control with any of the Sponsors and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than ESA, the Corporation and any entity that is controlled by ESA or the Corporation), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than ESA, the Corporation and any entity that is controlled by ESA or the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

Section 12.6 To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII.

ARTICLE XIII

LIMITATION ON DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE XIV

STOCKHOLDER ACTION BY WRITTEN CONSENT

Section 14.1 Effective upon the date that ESA, together with its Affiliates, ceases to hold directly or indirectly at least 50% of the voting power of the issued and outstanding shares of Equity Stock of the Corporation entitled to vote generally on matters submitted for stockholder action at a meeting of stockholders, then, except as provided in the second sentence of each of Section 14.2 or Section 14.3, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent by such stockholders in lieu of a stockholder meeting. At all times prior thereto, but subject to the first sentence of each of Section 14.2 and 14.3, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or this Certificate of Incorporation or of the Bylaws, the meeting and vote of stockholders may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.

Section 14.2 Effective upon the date that the Sponsors, together with their Affiliates cease to hold directly or indirectly at least 50% of the voting power of the issued and outstanding shares of Equity Stock of the Corporation entitled to vote generally on matters submitted for stockholder action at a meeting of stockholders, exclusive of the voting power of the issued and outstanding shares of Class A Common Stock entitled to vote at a meeting of stockholders, then except as otherwise provided in the second sentence of Section 14.3, any action required or permitted to be taken solely by such stockholders (other than the holders of the Class A Common Stock) must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent by such stockholders in lieu of a stockholder meeting. At all times prior thereto, whenever the vote solely of the stockholders of the Corporation, other than the holders of the Class A Common Stock, at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or this Certificate of Incorporation or of the Bylaws, the meeting and vote of the stockholders of the Corporation, other than the holders of the Class A Common Stock, may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the stockholders of the Corporation, other than the holders of the Class A Common Stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock (other than Class A Common Stock) entitled to vote thereon were present and voted.

Section 14.3 Effective upon the date that the Sponsors, together with their Affiliates cease to hold directly or indirectly at least 50% of the voting power of the Class B Common Stock entitled to vote at a meeting of stockholders, any action required or permitted to be taken by solely the holders of the Class B Common Stock must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent by such stockholders in lieu of a stockholder meeting. At all times prior thereto, whenever the vote of holders of the Class B Common Stock at a meeting thereof is required or permitted to be taken by solely the holders of the Class B Common Stock by any provision of statute or this Certificate of Incorporation or of the Bylaws, the meeting and vote of holders of the Class B Common Stock may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Class B Common Stock entitled to vote thereon were present and voted.

Section 14.4 Notwithstanding the preceding provisions of this Article XIV, (a) stockholders may take action by consent in lieu of a stockholder meeting at any time prior to the consummation of the initial public offering of Class B Common Stock as part of a Paired Share and (b) any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

ARTICLE XV

AMENDMENT

Section 15.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article; provided, however, that in addition to any requirements of law and any other provision of this Certificate of Incorporation, and notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding Common Stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, any provision of this Certificate of Incorporation; provided, further, that the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of the Class B Common Stock shall be required to amend or repeal Section 9.2 (advance notice), Article XI (business combinations with interested stockholders), Article XII (competition and corporate opportunities), Article XIV (stockholder action by written consent), this second proviso of Section 15.1 of this Article XV and the proviso set forth in Section 15.2 of Article XV of this Certificate of Incorporation.

Section 15.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. In addition to any requirements of law and any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding Common Stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to amend or repeal, or to adopt any provision inconsistent with, any Bylaw of the Corporation; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Class B Common Stock shall be required for the stockholders to amend or repeal Article II, Section 3 (special meetings), Article II, Section 10 (advance notice), Article III, Section 5 (removal of directors) and the final proviso of Article VIII, Section 1 of the Bylaws.

ARTICLE XVI

INTERPRETIVE MATTERS AND CERTAIN DEFINITIONS

Section 16.1 Certain Definitions. Except as otherwise provided herein, the following terms shall have the following meanings for purposes of this Certificate of Incorporation:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Beneficial Ownership” means, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly or indirectly owned (within the meaning of the Code) by such Person and (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; provided, however, that for the purposes of calculating the foregoing, no share shall be counted more than once. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owned” and “Beneficially Owning” shall have correlative meanings.

(c) “Beneficiary” means, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 5.3(d).

(d) “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or obligated by law or executive order to close.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and, unless the context otherwise requires, applicable regulations thereunder.

(f) “Common Directors” or individually, a “Common Director” means, Persons serving, at the time of determination, simultaneously on the Board as directors and on the board of directors of ESA as directors.

(g) “Constructive Ownership” means ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owned” and “Constructively Owning” shall have correlative meanings.

(h) “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board making a market in the shares of Equity Stock.

(i) “Disqualification Notice” means a written notice from the Nominating and Governance Committee of the Board to the Common Directors, issuable at any time following the performance by the Nominating and Governance Committee of its review (after consultation with the Corporation’s or the Board’s legal counsel (which may be internal legal counsel)) of compliance of the Corporation with the requirement set forth in Section 9.5, which notice shall, in the event of a violation of the requirement set forth in Section 9.5, indicate the existence of such violation, and set forth the Common Director or Common Directors required to submit a letter of acknowledgment of disqualification to the Board following the application of the tests set forth in Section 9.5.

(j) “ESA” means Extended Stay America, Inc.

(k) “ESA Common Stock” means the shares of common stock, par value $0.01 per share, of ESA.

(l) “ESA Equity Stock” means the ESA Common Stock and ESA Preferred Stock.

(m) “ESA Excess Stock” means the shares of excess stock, par value $0.01 per share, of ESA.

(n) “ESA Preferred Stock” means the shares of preferred stock of any designation of ESA.

(o) “Equity Stock” means the Common Stock and the Preferred Stock.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Independent Director” means a director that satisfies (a) the requirements to qualify as an “independent director” under the rules of the New York Stock Exchange, and (b) the independence requirements of Rule 10A-3 of the Exchange Act.

(r) “Market Price” on any date shall mean

(1) in case of securities that are listed, admitted for trading, quoted, or reported, or for which bid and ask prices are furnished as contemplated by the definition of “Closing Price”, the average of the Closing Price for the ten consecutive Trading Days ending on the first Trading Day prior to such date; and

(2) in the case of ESA Common Stock or Class B Common Stock, the product of (A) the “Market Price” for a Paired Shares multiplied by (b) the Valuation Percentage.

(s) “Non-Transfer Event” means an event (other than a purported Transfer), set of facts or other circumstance that would cause or result in any of the following (a) any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the

Ownership Limit, (b) the capital stock of the Corporation being Beneficially Owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (c) the Corporation being “closely held” within the meaning of Section 856(h) of the Code or (d) the Corporation Constructively Owning 10% or more of the ownership interest in a tenant of the Corporation’s or a Subsidiary’s real property within the meaning of Section 856(d)(2)(B) of the Code. Non-Transfer Events include but are not limited to (i) the redemption of any shares of Equity Stock, (ii) the grant or cancellation of any options or warrants exercisable for shares of Equity Stock or (iii) the ownership by any Person of Equity Stock in excess of the Ownership Limit at any time on or after the date of the filing of this Certificate of Incorporation.

(t) “Ownership Limit” means, with respect to any class or series of Restricted Equity Stock, 9.8% of the number of outstanding shares of such class or series of Restricted Equity Stock.

(u) “Pairing Agreement” means that certain pairing agreement to be entered into between the Corporation and ESA, providing for the pairing of the Class B Common Stock and the ESA Common Stock on the terms set forth in Article VI, as amended, modified, supplemented or restated from time to time.

(v) “Permitted Transferee” means any Person designated as a Permitted Transferee in accordance with the provisions of Section 5.3(h).

(w) “Person” shall mean an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company, limited liability company or any other entity.

(x) “Prohibited Owner” means, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Equity Stock by the provisions of Section 5.3(a).

(y) “REIT” means a real estate investment trust as defined under Section 856(c) of the Code.

(z) “Restricted Equity Stock” means Equity Stock other than Series A Preferred Stock and, until the time that the Class A Common Stock is contributed to ESA, Class A Common Stock.

(aa) “Restriction Termination Date” means the first day on which the Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a REIT.

(bb) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

(cc) “Sponsors” means Centerbridge Credit Partners, L.P., Centerbridge Credit Partners TE Intermediate I, L.P., Centerbridge Credit Partners Offshore Intermediate III, L.P., Centerbridge Capital Partners AIV VI-A, L.P., Centerbridge Capital Partners AIV VI-B, L.P., Centerbridge Capital Partners Strategic AIV I, L.P., Centerbridge Capital Partners SBS, L.P., ESA Recovery Acquisition LLC, Paulson Advantage LP, New Paulson Advantage LP, Paulson Advantage Ltd., Paulson Advantage Plus LP, New Paulson Advantage Plus LP, Paulson Advantage Plus Ltd., Paulson Credit Opportunities LP, New Paulson Credit Opportunities LP, Paulson Credit Opportunities Ltd., New Paulson Credit Opportunities Ltd., Paulson Recovery Fund LP, New Paulson Recovery Fund LP, Paulson Recovery Fund Ltd., New Paulson Recovery Fund Ltd., Paulson International Ltd., Paulson Enhanced Ltd., Blackstone Real Estate Partners VI.A-ESH L.P., Blackstone Real Estate Partners VI.B-ESH L.P., Blackstone Real Estate Partners VI.C-ESH L.P., Blackstone Real Estate Partners (AIV) VI-ESH L.P., Blackstone Real Estate Partners VI.TE.1-ESH L.P., Blackstone Real Estate Partners VI.TE.2-ESH L.P., Blackstone Real Estate Partners VI.F-ESH L.P. and Blackstone Real Estate Holdings VI L.P.

(dd) “Stockholders’ Agreement” means that certain stockholders’ agreement among the Corporation, ESA and the Sponsors, as amended, modified, supplemented or restated from time to time.

(ee) “Trading Day” means a day on which the principal national securities exchange on which shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if shares of Equity Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(ff) “Transfer” (as a noun) means any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning.

(gg) “Transferee” has a correlative meaning to the term Transfer.

(hh) “TRS” means a taxable REIT subsidiary as defined under Section 856(l) of the Code.

(ii) “Trust” means any separate trust established by the Corporation and ESA and created and administered in accordance with the terms hereof, for the exclusive benefit of any Beneficiary.

(jj) “Trustee” means any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation and ESA to act as trustee of any Trust, or any successor trustee thereof.

(kk) “Valuation Percentage” on any date means

(1) in the case of ESA Common Stock, the fraction (expressed as a percentage) determined by dividing (A) the Fair Market Value of an ESA Share by (B) the sum of the Fair Market Value of an ESA Share and the Fair Market Value of a Class B Common Share; and

(2) in the case of Class B Common Stock, the fraction (expressed as a percentage) determined by dividing (A) the Fair Market Value of a Class B Common Share by (B) the sum of the Fair Market Value of an ESA Share and the Fair Market Value of a Class B Common Share.

Section 16.2 Interpretive Matters.

(a) Gender and Number. Any reference in this Certificate of Incorporation to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(b) Headings. The provision of a Table of Contents, the division of this Certificate of Incorporation into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Certificate of Incorporation. All references in this Certificate of Incorporation to any “Section” are to the corresponding Section of this Certificate of Incorporation unless otherwise specified.

(c) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Certificate of Incorporation as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(d) Including. The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(e) Unless otherwise provided in this Certificate of Incorporation, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

(f) In the event the Board of Directors or a court of competent jurisdiction determines that any provision of this Certificate of Incorporation, by reason of applying such provision to the Series A Preferred Units, would have required ESH Hospitality LLC (the “LLC”) to obtain the approval of the holders of Series A Preferred Units of the LLC to implement such provision, then such provision shall be inoperable and shall be deemed never to have applied to the Series A Preferred Stock and shall be deemed reformed at the time of its adoption to the extent necessary to give maximum effect to the intent manifested by such provision while permitting the adoption of such provision without the approval of the holders of the Preferred Units. In the event the Board of Directors or a court of competent jurisdiction determines that any restriction on transfer or ownership of any of the securities currently designated as Series A Preferred Stock is not binding on a holder thereof by reason of Section 202(b) of the DGCL, then such holder shall be bound, to the fullest extent permitted by law, to any predecessor restriction on transfer or ownership applicable to such security when it was designated as a Series A Preferred Unit of the LLC.

(g) If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XVII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this [            ]th day of [            ], 2013.